PRESS RELEASE
FROM:

NYSE:  NLY

                         ANNALY CAPITAL MANAGEMENT, INC.
                           1211 AVENUE OF THE AMERICAS
                                   SUITE 2902
                            NEW YORK, NEW YORK 10036
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FOR FURTHER INFORMATION
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Investor Relations
1-(888) 8Annaly
www.annaly.com

FOR IMMEDIATE RELEASE

ANNALY CAPITAL MANAGEMENT, INC. ANNOUNCES PRICING OF COMMON STOCK OFFERING

     NEW YORK--(BUSINESS WIRE)--March 7, 2007--Annaly Capital Management, Inc.
(NYSE: NLY) (the "Company" or "Annaly") announced today that it has set the price for the public offering of 50,000,000 shares of common stock at $13.50 per share for estimated gross proceeds of approximately $675.0 million. Annaly has granted the underwriters a 30-day option to purchase up to an additional
7,500,000 shares of common stock to cover over-allotments. All of the shares are being offered by Annaly.

     The estimated net proceeds to the Company from this offering are expected to be approximately $641.0 million, which the Company intends to use to purchase mortgage-backed securities and for general corporate purposes. The Company expects to close the transaction on or about March 13, 2007, subject to the satisfaction of customary closing conditions.

     Merrill Lynch & Co. is acting as sole book-running manager for the offering. Citigroup and UBS Investment Bank are acting as joint lead managers, with Bear, Stearns & Co. Inc., Credit Suisse, Keefe, Bruyette & Woods and RBC
Capital Markets acting as co-managers. Information about the offering is available in the prospectus supplement and the accompanying prospectus of the offering filed with the Securities and Exchange Commission. Copies of the prospectus supplement can be obtained from Merrill Lynch's prospectus department at 4 World Financial Center, New York, NY 10080; Phone 212-449-1000.

     This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of the common shares in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. Any offering of common shares is being made only by means of a written prospectus meeting the requirements of Section
10 of the Securities Act of 1933, as amended.

     Annaly manages assets on behalf of institutional and individual investors worldwide through Annaly and through the funds managed by its wholly-owned registered investment advisor, FIDAC. The Company's principal business objective is to generate net income for distribution to investors from the spread between the interest income on its mortgage-backed securities and the cost of borrowing to finance their acquisition and from dividends Annaly receives from FIDAC, which earns investment advisory fee income. The Company is a Maryland corporation that has elected to be taxed as a real estate investment trust
("REIT").

     This news release and our public documents to which we refer contain or incorporate by reference certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities
Exchange Act of 1934. Forward-looking statements which are based on various assumptions (some of which are beyond our control) may be identified by reference to a future period or periods or by the use of forward-looking terminology, such as "may," "will," "believe," "expect," "anticipate,"
"continue," or similar terms or variations on those terms or the negative of those terms. Actual results could differ materially from those set forth in forward-looking statements due to a variety of factors, including, but not limited to, changes in interest rates,

changes in yield curve, changes in prepayment rates, the availability of mortgage-backed securities for purchase, the availability of financing and, if available, the terms of any financing, changes in the market value of our assets, changes in business conditions and the general economy, FIDAC's clients'
removal of assets FIDAC manages, FIDAC's regulatory requirements, and competition in the investment management business, changes in government regulations affecting our business, and our ability to maintain our qualification as a REIT for federal income tax purposes. For a discussion of the risks and uncertainties which could cause actual results to differ from those contained in the forward-looking statements, see "Risk Factors" in our Annual
Report on Form 10-K for the fiscal year ended December 31, 2006 and in the prospectus supplement relating to the offering. We do not undertake, and specifically disclaim any obligation, to publicly release the result of any revisions which may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.